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                                                                 Exhibit 10.13


                          AMENDMENT TO EMPLOYMENT AGREEMENT


         This AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is made and entered into as of June ___, 1998 by and among Professional Travel Corporation, a Colorado corporation (the "Assignor"), Navigant International, Inc., a Delaware corporation ("Assignee"), and Edward S. Adams ("Employee"). This Amendment will become effective on the date of the consummation of the transactions contemplated by the Agreement and Plan of Distribution by and among U.S. Office Products Company, Assignee, and certain other parties, to be dated as of June 9, 1998 (the "Distribution Agreement").

                                       RECITAL

         WHEREAS Assignor and Employee are parties to an Employment Agreement, dated as of January 24, 1997 (the "Agreement"), which Assignor now desires to assign to Assignee and which Assignor, Assignee and Employee now desire to amend as set forth herein; and

         WHEREAS U.S. Office Products Company, a Delaware corporation, has certain rights and obligations under the Agreement, and desires to assign all of such rights (other than with respect to its "Confidential Information" as defined in the Agreement) and obligations to Navigant International, Inc., a Delaware corporation, and Navigant International, Inc. desires to accept and assume all of such rights and obligations;

                                      AGREEMENT

         NOW THEREFORE, in consideration of the mutual promises herein made and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, Assignor, Assignee and Employee hereby agree as follows:

         Section 1. Assignment. Assignor hereby assigns to Assignee all of Assignor's right, title and interest in and to the Agreement, and Assignee hereby accepts such assignment and assumes, accepts responsibility for, and agrees to pay, perform, and discharge all of Assignor's liabilities and obligations under the Agreement. Employee hereby consents to such assignment and assumption. As a result of this assignment and assumption, all of the rights and obligations of Assignor under the Agreement hereby become the rights and obligations of Assignee, and Assignor will have no further rights or obligations under the Agreement, and all provisions of the Agreement, including any accompanying Exhibits or Schedules, relating or referring to Assignor or the "Company" will hereafter be deemed to relate or refer to Assignee.

         Section 2.   Amendments.

                 (a) Names. Throughout the Agreement, including any accompanying Exhibits or Schedules, the words "U.S. Office Products Company" and "Professional Travel Division of USOP" are hereby deleted and replaced with the words "Navigant International, Inc." and the abbreviation "USOP" is hereby deleted and replaced with the abbreviation "Navigant," except that any reference to the agreement pursuant to which U.S. Office Products Company acquired its interest in Assignor will be deemed to refer to such agreement as the rights and obligations of U.S. Office Products Company thereunder have been assigned to Navigant International, Inc.

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                 (b)  Effect.  As a result of the amendments set forth in
         Section 2(a), all of the rights and obligations of U.S. Office Products Company under the Agreement will become the rights and obligations of Navigant International, Inc., and U.S. Office Products Company will have no further rights or obligations under the Agreement, and all provisions of the Agreement, including any accompanying Exhibits or Schedules, relating or referring to U.S. Office Products Company, USOP, or USOP's Travel Division will hereafter be deemed to relate or refer to Navigant International, Inc., except that any reference to the agreement pursuant to which U.S. Office Products Company acquired its interest in Assignor will be deemed to refer to such agreement as the rights and obligations of U.S. Office Products Company thereunder have been assigned to Navigant International, Inc. Notwithstanding anything to the contrary contained in this Amendment, U.S. Office Products Company will continue to enjoy its pre-existing third-party beneficiary rights under provisions of the Agreement concerning "Confidential Information" (as defined in the Agreement).

                 (c) Position and Duties. Section 2 of the Agreement is hereby amended to delete the first two sentences of such Section in their entirety and replace them with the following:

                 "The Company hereby employs Employee as President and Chief Executive Officer of the Company. As such, Employee shall have the responsibilities, duties and authority reasonably accorded to and expected of the President and Chief Executive Officer of the Company."

                 (d) Base Salary. Section 3(a) (Base Salary) of the Agreement is hereby amended to delete the word "$250,000" and replace it with the word "$300,000".

                 (e) Incentive Bonus. Section 3(b) (Incentive Bonus) of the Agreement is hereby amended to delete the first sentence of such
         Section in its entirety and replace it with the following:

                 "During the Term, Employee shall be eligible to earn up to 100% of Employee's base salary in bonus compensation, payable out of a bonus pool determined solely in the discretion of the Board of Directors of the Company or a compensation committee thereof, depending upon the achievement of specified criteria and payable in the form of cash, stock options, or other non-cash awards, in such proportions, and in such forms, as are determined solely by the Board of Directors of the Company or a compensation committee thereof. Bonuses under the preceding sentence will be determined by measuring Employee's performance and the Company's performance based on criteria, weighted and measured against target performance levels established by the Board of Directors of the Company or such compensation committee."

         As a result of the amendment set forth in this Section 2(e), the second paragraph of Exhibit A is deleted in its entirety.

                 (f) Stock Options. Throughout the Agreement, but not Exhibit A, any references to options to purchase common stock of U.S. Office Products Company are hereby deleted

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         and replaced with references to options to purchase common stock of
         Navigant International, Inc. Such options will be authorized and issued under the terms of Navigant International, Inc.'s 1998
         Incentive Stock Option Plan and will be subject to the prior approval of the Board of Directors of Navigant International, Inc. or a compensation committee thereof. Prior to the date of this Amendment, Employee has earned and been granted 400,000 options to purchase shares of Common Stock of U.S. Office Products Company pursuant to Exhibit A of the Agreement. Pursuant to the Distribution Agreement, such options will be converted into options to purchase shares of Common Stock of Navigant International, Inc., as described on page 27 of the Navigant International, Inc. Information Statement/Prospectus dated May 18, 1998. The first paragraph of Exhibit A is deleted in its entirety.

                 (g) Notice. The "Notice" provision of the Agreement is hereby amended to delete the names and addresses of Professional Travel Corporation and U.S. Office Products Company and replace them with the following:

                 "To the Company:    Navigant International, Inc.
                                     84 Inverness Circle East
                                     P.O. Box 6604
                                     Englewood, CO 80155-6604
                                     Attention: Chief Executive Officer

                 with a copy to:     Navigant International, Inc.
                                     84 Inverness Circle East
                                     P.O. Box 6604
                                     Englewood, CO 80155-6604
                                     Attention: General Counsel"

         Section 3. Effect. Except as specifically amended by this Amendment, the Agreement will remain in full force and effect. All references to the "Agreement" in the Agreement will hereafter be deemed to refer to the Agreement as amended hereby.

         Section 4.   Miscellaneous.

                 (a) Definitions. Capitalized terms used and not defined herein have the meanings given to such terms in the Agreement.

                 (b) Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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                 (c)  Governing Law.  This Amendment will be governed by the
         Governing Law provision contained in the Agreement.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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         IN WITNESS WHEREOF, the Assignor, the Assignee and Employee have executed this Amendment as of the date first above written.

ASSIGNOR                                    EMPLOYEE

PROFESSIONAL TRAVEL
CORPORATION


By:
   -----------------------------            ---------------------------
     Regina Q. Keating                            Edward S. Adams
     President



ASSIGNOR                                    EMPLOYEE

NAVIGANT INTERNATIONAL, INC.


By:
   -----------------------------
     Edward S. Adams
     President & Chief Executive Officer




Acknowledged and agreed:

U.S. OFFICE PRODUCTS COMPANY



By:
   -----------------------------
     Mark D. Director
     Executive Vice President -
     Administration